EXHIBIT 99.1


Banknorth Completes BostonFed Acquisition

PORTLAND, Maine-January 21, 2005 -- Banknorth Group, Inc. (NYSE: BNK) announced today that it completed its acquisition of BostonFed Bancorp, Inc. (AMEX: BFD), the parent company of Boston Federal Savings Bank, on January 21, 2005.

"We are excited to continue our growth in the Massachusetts market", said William J. Ryan, Chairman, President and Chief Executive Officer of Banknorth. "The BostonFed acquisition significantly increases our presence in several important suburbs of Boston and we look forward to meeting the financial service needs of BostonFed's customers," he added.

At December 31, 2004, Banknorth Group, Inc. headquartered in Portland, Maine had $28.7 billion in assets. Banknorth's banking subsidiary, Banknorth, N.A., operates banking divisions in Connecticut (Banknorth Connecticut); Maine (Peoples Heritage Bank); Massachusetts (Banknorth Massachusetts); New Hampshire (Bank of New Hampshire); New York (Evergreen Bank); and Vermont (Banknorth Vermont). The Company and Banknorth, N.A. also operate subsidiaries and divisions in insurance, money management, merchant services, mortgage banking, government banking and other financial services and offer investment products in association with PrimeVest Financial Services, Inc. The Company's website is at www.banknorth.com.

CONTACT: Banknorth Group, Inc.
Jeffrey Nathanson, 207-761-8517

SOURCE: Banknorth Group, Inc.